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                                                                   EXHIBIT 10.50

                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of March 25, 1999, by and among HomeCom Communications, Inc., a Delaware corporation, with headquarters located at Fourteen Piedmont Center, Suite 100, 3535 Piedmont Road, Atlanta, Georgia 30305 (the "COMPANY"), and the investor listed on the Schedule of Buyers attached hereto (individually, a "BUYER" or collectively "BUYERS").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) and/or Regulation D ("REGULATION D") at the sole election of Buyer in the event that a registration statement filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement (described below) is not declared effective by the Registration Deadline (as defined therein) as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT") by the Registration Deadline (as defined in the Registration Rights Agreement);

         B. The Company has authorized the following new series of its Preferred Stock, $.0001 par value per share (the "PREFERRED STOCK"): the Company's Series B Convertible Preferred Stock (the "SERIES B PREFERRED SHARES"), which shall be convertible into shares of the Company's Common Stock, $.0001 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company Certificate of Designations, Preferences, and Rights of the Series B Preferred Shares, substantially in the form attached hereto as Exhibit "A" (the "CERTIFICATE OF DESIGNATIONS");

         C. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, an aggregate amount of up to 125 shares of Series B Preferred Stock in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers;

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit "B" (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

         E. The holders of Series B Preferred Shares and shall receive stock purchase warrants to acquire shares of Common Stock substantially in the form attached as Exhibit "C."



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         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

         1.     PURCHASE AND SALE OF SERIES B PREFERRED STOCK.

                  a. Purchase of Series B Preferred Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate principal amount of ______________ shares of Series B Preferred Stock and Warrants, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "CLOSING").

                b. Closing Date. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m. Eastern Standard Time, within five
         (5) business days following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer). The Closing shall occur on the Closing Date at the offices of Sims Moss Kline & Davis LLP, 400 Northpark Town Center, Suite 310, 1000 Abernathy Road, N.E., Atlanta, Georgia 30328.

                c. Form of Payment. On the Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Series B Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, certificates representing such Series B Preferred Stock and Warrants which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "CERTIFICATES").

         2.     BUYER'S REPRESENTATIONS AND WARRANTEES.

         Each Buyer represents and warrants with respect to only itself that:

                a. Investment Purpose. Such Buyer (i) is acquiring the Series B Preferred Shares, (ii) upon conversion of the Series B Preferred Shares, will acquire the Conversion Shares then issuable, and any Warrants, (iii) will acquire any Warrants issuable, and (iv) upon exercise of the Warrants, will acquire the shares of Common Stock issuable upon exercise thereof (the "WARRANT SHARES") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any Series B Preferred Shares or Conversion Shares for any minimum or other specific term and reserves the right to dispose of Series B Preferred Shares, Conversion Shares, Warrants, or Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.



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                b.         Accredited Investor Status. Such Buyer is an
         "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                c. Reliance on Exemptions. Such Buyer understands that the Series B Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

                d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series B Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Series B Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series B Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares.

                e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series B Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares or the fairness or suitability of the investment in the Series B Preferred Shares and the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Series B Preferred Shares and the Conversion Shares.

                f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Series B Preferred Shares and the Conversion Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) such Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 or promulgated under the 1933 Act (or a successor rule thereto); (ii) any sale of such securities made in reliance on



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         Rule 144 promulgated under the 1933 Act (or a successor rule thereto)
         ("RULE 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                g. Legends. Such Buyer understands that the certificates or other instruments representing the Series B Preferred Shares, the Warrants and, until such time as the sale of the Conversion Shares and Warrants have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, and the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stoptransfer order may be placed against transfer of such stock certificates):

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Series B Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of the Conversion Shares or the Warrant Shares is registered under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in an acceptable form, to the effect that a public sale, assignment or transfer of the Series B Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Series B Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.



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                h.         Authorization, Enforcement. This Agreement has been
         duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                i. Residency. Such Buyer is a resident of that country specified in its address on the Schedule of Buyers.

                j. No Scheme to Evade Registration. Buyer represents and warrants to the Company that the acquisition of the Series B Preferred Stock and the Conversion Shares is not a transaction (or any element of a series of transactions) that is part of a plan or scheme by the Buyer to evade the registration provisions of the 1933 Act.

         3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Buyers that:

                a. Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                b. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and any related agreements, and to issue the Series B Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series B Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders,
         (iii) this Agreement and the Registration Rights Agreement and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and any related agreements constitute the valid and binding obligations of the Company enforceable against



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         the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designations has been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

                c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, of which as of the date hereof 6,399,571 were issued and outstanding, and 1,000,000 shares of Preferred Stock of which no series of Preferred Stock or debentures or notes were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series B Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                d. Issuance of Securities. The Series B Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof and are entitled to the rights and preferences set forth in the Series B Preferred Shares. The Conversion Shares issuable upon conversion of the Series B Preferred Shares have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Series B Preferred Shares or the Warrants, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges



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         with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

                e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a material violation of the Certificate of Incorporation, any Certificate of Designations, Preferences, and Rights of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof except as disclosed in
         Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                f. SEC Documents: Financial Statements. Since January 1, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyer or its representative true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company attached as Schedule 3(f) hereto (the "FINANCIAL STATEMENTS") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles,



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         consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                g.         Absence of Certain Changes. Except as disclosed in
         Schedule 3(g), since January 1, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein or (iii), except as expressly set forth in Schedule 3(h), have a material adverse effect on the business, operations, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

                i. Acknowledgment Regarding Buyer's Purchase of Series B Preferred Shares. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby.

                j. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Buyer.

                k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Series B Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares. The Company represents that it has not offered the Series B Preferred



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

         Stock or Conversion Shares to the Buyer in the U.S. or, to the best knowledge of the Company, to any person in the United States or any U.S. person.

                1. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Series B Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares under the 1933 Act or cause this offering of Series B Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.

                m. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

                n. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(n) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                o. Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                p. Tax Status. Except as set forth on Schedule 3(p), the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or



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         declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                q. Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

                r. Shareholder Approval. The Company covenants to submit to its, shareholders at its next shareholder meeting a proposal for ratification of the issuance of the Series B Preferred Stock and the Conversion Shares, if and as required by the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to the transaction or in the event of a Triggering Event as defined in the Certificate of Designations, the Company covenants to use its best efforts to seek to obtain Stockholder Approval (as defined in the Certificate of Designations) for approval to issue additional shares of Common Stock in excess of the Maximum Share Amounts (as defined in the Certificate of Designations).

                s. Defaults. No default by the Company or, to the best knowledge of the Company, any other party exists in the due performance under any material agreements to which the Company is a party or to which any of its assets is subject (collectively, the "Company Agreements"). The Company Agreements are in full force and effect in accordance with their respective terms.

                (t) No Violation. The Company is not in violation of: (i) its charter or by-laws; (ii) any material indenture, mortgage, deed or trust, note, or other agreement or instrument to which the Company is a party of by which it is or may be bound or to which any of its assets may be subject; (iii) any material statute, rule, or regulation; or
         (iv) any judgment, decree, or order applicable to the Company, in which violation or violations, individually or in the aggregate, might result in any material adverse change in the condition (financial or otherwise) or prospects of the Company.

                (u) Intellectual Property. To the best knowledge of the Company, the Company owns all right, title, and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, and formulations necessary for the conduct of its business (collectively, the "INTANGIBLES"). To the best knowledge of the Company, it has not infringed upon the rights of others with respect to the Intangibles and the Company has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles which could, individually, or in the aggregate, materially and adversely affect the condition (financial or otherwise) or prospects of the Company. To the best knowledge of the Company, no others have infringed upon the Intangibles.

                (v) Finders, Etc. The Company is not obligated to pay, and has not obligated the Buyer to pay, a finder's or origination fee in connection with the Offering and agrees to indemnify the Buyer from any such claim made by any other person.


         4.     COVENANTS.

                a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in this Agreement.

                b. Form D. The Company agrees to file a Form D with respect to the Series B Preferred Shares and the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Series B Preferred Shares and the Conversion Shares for, or obtain exemption for the Series B Preferred Shares and the Conversion Shares for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                c. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the Series B Preferred Shares is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                d. Use of Proceeds. The Company will use the proceeds from the sale of the Series B Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in
         Schedule 4(d).

                e. Financial Information. The Company agrees to send the following to each Buyer during the Registration Period: (i) within five
         (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries and (ii) copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

                f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and Warrant Shares; provided that all shares of the Common Stock authorized and not otherwise reserved for other purposes as of the date hereof shall be reserved for the purpose of issuance of the Conversion Shares.

                g. Listings. The Company shall promptly secure the listing of all Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement and the Registration Rights Agreement. The Company shall maintain the Common Stock's authorization for quotation in the over-the counter market. The Company shall promptly provide to each Buyer copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on the Nasdaq SmallCap Market(TM).

                h.         Expenses. Except as provided in Section 9.o. herein.
         Each of the Company and the Buyer shall pay all costs and expenses (including legal fees and disbursements) incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement, the Registration Rights Agreement, and all related documents.

                i. Additional Financing; Right of First Refusal. The Company shall not consummate any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or securities convertible or exchangeable into or for equity securities of the Company or securities convertible or exchangeable into or for equity securities of the Company (including any debt securities with an equity component) in any form ("FUTURE OFFERINGS") during the period beginning on the date hereof and ending on March 24, 2000, unless it shall have first delivered to each Buyer or designees appointed by such Buyer, written notice (the "FUTURE OFFERING NOTICE") describing the proposed Future Offering in reasonable detail, including the terms and conditions thereof, and providing each Buyer an option to participate in such financing or purchase such securities, on the same terms and conditions thereof, up to its Series B Aggregate Percentage (as defined below) of the Series B Financing Amount (as defined below), as of the date of delivery of the Future Offering Notice, in the Future Offering (the limitations referred to in this sentence are collectively referred to as the "CAPITAL RAISING LIMITATION"). In addition to the foregoing limitation on Future Offerings, during the period beginning on the date hereof and ending ninety (90) days from the Issuance Date (as defined in the Certificate of Designations), the Company shall not consummate any Future Offerings without the written consent of a majority of the then existing holders of Series B Convertible Preferred Stock, which consent shall not be unreasonably withheld. Such holders agreed to respond to the Company's request within five (5) days of receipt of notice requesting consent by the

         Company. For purposes of this Section 4(i), "SERIES B AGGREGATE PERCENTAGE" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of the Series B Preferred Shares then owned by such Buyer by (ii) the aggregate number of Conversion Shares issued or issuable, as if a conversion occurred on such date, upon conversion of all of the Series B Preferred Shares initially held by all of the Buyers. For purposes of this Section 4(i), "SERIES B FINANCING AMOUNT" shall mean shall mean $2,500,000. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within ten (10) days of receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Series B Aggregate Percentage of the Series B Financing Amount, and that number of securities it is willing to purchase in excess thereof. In the event the Company has not sold such securities of the Future Offering within the sixty (60) day period after the receipt of the Future Offering Notice, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(i). The Capital Raising Limitations provided herein shall not apply to (i) a loan from a commercial bank, (ii) any transaction involving the Company's issuances of securities in connection with (A) a merger, consolidation or sale of assets, (B) any strategic partnership, joint venture, or relationship (the primary purpose of which is not to raise equity capital), or (C) the disposition or acquisition of a business, product, or license by the Company, (iii) the issuance of securities pursuant to (A) a firm commitment, underwritten public offering, (B) upon exercise or conversion of the Company's options, warrants, or other convertible securities outstanding as of the date hereof or issued after the date hereof not in violation of this Agreement, (C) the grant of additional options or warrants or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors, or consultants which such plan exists as of the date hereof and is set forth in any disclosure schedule attached hereto, or (iv) any issuance of securities or financing whereby the net consideration received or to be received by the Company and any of its subsidiaries is less than $500,000 in (i) any single transaction, (ii) any series of related transactions, or (iii) series of unrelated transactions to the same person or entity or to a group of persons and/or entities acting in concert.

                (j) No Short Sales of the Common Stock. So long as (i) a Buyer or any of its affiliates beneficially owns any of Series B Preferred Shares, (ii) the Company has not issued any publicly traded convertible securities and (iii) the Issuer is not in material default under the terms of the Series B Preferred Shares, each Buyer and its affiliates shall not directly or indirectly engage in any short sales or third party short sales of the Company's Common Stock or hold a "put equivalent position" with respect to the Common Stock (as defined in Rule 16a-1 under the 1934 Act). Notwithstanding anything contained to the contrary in this Section 4(j), in the event that following date hereof the Company enters into a private placement transaction (other than in connection with employee benefit plans, employee or consultant compensation, or in connection with mergers and acquisitions) which permits the investors rights to engage in short sales of Common Stock, the restrictions contained in this

         Section 4(j) shall be automatically modified to permit the Buyer to engage in short sales of Common Stock substantially to the extent permitted by the Company with respect to such private placement investors and to the extent permitted by applicable law.

         5.     TRANSFER AGENT INSTRUCTIONS.

         The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its respective nominee(s), for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Series B Preferred Shares or exercise of the Warrants (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"), or exercise of the Warrants. Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Series B Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Series B Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares. If the Buyer provides the Company with an opinion of counsel, satisfactory in form, and substance to the Company, that registration of a resale by the Buyer of any of the Series B Preferred Shares, the Conversion Shares, the Warrants, or the Warrant Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer.

         6.     CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Series B Preferred Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                a. The Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                b. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

                c. The Buyer shall have delivered to the Company the Purchase Price for the Series B Preferred Shares being purchased by the Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                d. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

         7.     CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The obligation of the Buyer hereunder to purchase the Series B Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

                a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

                b. The Common Stock shall be authorized for quotation on the Nasdaq SmallCap Market(TM) and trading in the Common Stock shall not have been suspended for any reason and all of the Conversion Shares issuable upon conversion of the Series B Preferred Shares shall be approved for listing.

                c. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Closing Date regarding the representation contained in
         Section 3(c) above.

                d. The Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the form of Exhibit "D" attached hereto.

                e. The Company shall have executed and delivered to the Buyer the Certificates (in such denominations as the Buyer shall request) for the Series B Preferred Shares and Warrants being purchased by the Buyer at the Closing.

                f. The Board of Directors of the Company shall have adopted the resolutions in substantially the form of Exhibit "E" attached hereto.

                g. As of the Closing Date, the Company shall as of the Closing Date have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Shares, such number of shares of Common Stock equal to or greater than 100% of the number of shares of Common Stock for which are issuable upon conversion of all of the Series B Preferred Shares which and the Warrant Shares could be issued at any time under this Agreement.

                h. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                i. Harvey W. Sax, James Ellsworth, Daniel Delity, David Frank, Cameron Harris & Company, Tim Higham, Kris Puri, Nat Stricklen, Gia Bokuchava, and Mark & Margery Germaine, which together constitute approximately 40% of the issued and outstanding shares of Common Stock as of the date hereof, shall have executed those proxies with regard to voting their shares in favor of any Stockholder Approval for Common Stock in excess of the Maximum Share Amount in substantially the Form attached as Exhibit "F."

         8.     INDEMNIFICATION.

         In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Series B Preferred Shares, the Conversion Shares, and the Warrants, and the Warrant Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify, reimburse, and hold harmless the Buyer and each other holder of the Series B Preferred Shares, the Conversion Shares, and the Warrants, and the Warrant Shares and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to
(a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Series B Preferred Shares, the Warrants, or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designations, the Warrants, or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series B Preferred Shares or the status of the Buyer or holder of the Series B Preferred Shares, the Warrants, or the Conversion Shares or the Warrant Shares, as an investor in the Company, except for the Indemnified Liability which directly or primarily results from the particular Indemnitee's gross negligence or willful misconduct for which such holder shall indemnify the Company in the same manner as provided in this Section 8. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9.     GOVERNING LAW: MISCELLANEOUS.

                a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. Any dispute or controversy between the parties arising in connection with this agreement or the subject matter contemplated by this agreement shall be resolved by arbitration before a three-member panel of the American Arbitration Association in accordance with the commercial arbitration rules of said forum and the Federal Arbitration Act, 9 U.S.C. 1 et seq., with the resulting award being final and conclusive. Said arbitrators shall be empowered to award all forms of relief and damages claimed, including, but not limited to, attorney's fees, expenses of litigation and arbitration, exemplary damages, and prejudgment interest. Notwithstanding the foregoing, Buyer may at any time and at its option, whether or not an arbitration action is then pending, initiate a civil action for temporary and permanent injunctive and other equitable relief against Company. Company acknowledges that upon any breach of Buyer's conversion rights hereunder, Buyer's resulting injury may not be adequately compensated by a remedy at law. Accordingly, upon such breach, Buyer, at its election and without limitation of its other remedies, shall be entitled to pursue a claim for specific performance of this Agreement, and Company hereby waives the right to assert any defense thereto that Purchaser has an adequate remedy at law.

                b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof

                c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                e. Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                f. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                If to the Company:

                Fourteen Piedmont Center, Suite 100
                3535 Piedmont Road
                Atlanta, Georgia 30305
                Attn: President

                Telephone:  (404) 237-4646
                Facsimile:  (404) 273-3060

                With a copy to:

                Raymond L. Moss, Esq.
                Sims Moss Kline & Davis LLP
                400 Northpark Town Center, Suite 310
                1000 Abernathy Road, N.E.
                Atlanta, Georgia 30328

                Telephone:  (770) 481-7201
                Facsimile:  (770) 481-7210

         If to the Transfer Agent:

                American Stock Transfer
                40 Wall Street
                New York, New York  10005
                Attn: Carlos Pinto

                Telephone:  (718) 921-8206
                Facsimile:  (718) 921-8336

         If to the Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to the Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign its rights hereunder without the consent of the Company, provided, however, that the Company is given written notice by such holder at the time of such transfer, stating the name and address of such transferee and any such assignment shall not release the Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

                h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                i. Survival. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 shall survive for a period of two years from the date hereof, the agreements and covenants set forth in Sections 4, 5 and 9, the indemnification provisions set forth in Section 8, shall survive the Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                j. Publicity. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                1. Termination. In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

                m. Placement Agent. The Company acknowledges that it has engaged J.P. Turner & Company, L.L.C. as a placement agent in connection with the sale of the Series B Preferred Shares. The Company shall be responsible for and shall indemnify Buyer against the payment of placement agent fees and warrants relating to or arising out of the transactions contemplated hereby and any other brokers', finders', or other similar fees, which may be actually due and payable. The Buyers acknowledge that they have made their investment in reliance upon their own independent due diligence investigation of the Company, and the documents executed in connection therewith, and have not relied upon any statements or representations by the Placement Agent in connection therewith.

                n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                o. Costs and Expenses. Each party shall bear the costs and expenses in connection with the negotiation, execution and performance of this Agreement provided however that at Closing the Company agrees to pay the reasonable and actual fees and expenses of the one counsel to the Buyer in an amount not to exceed $15,000.


         10.    CONFIDENTIALITY.

                (a) As much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof) as constitutes or contains confidential business, financial or other information of the Company or its subsidiaries, each Buyer covenants for itself, and, as applicable, for its directors, officers, affiliates and partners, that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives. Notwithstanding the foregoing, if a Buyer is advised by such counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order, then they may disclose or deliver such information or other after giving written notice to the Company of such requirements.

                  For purposes of this Section 10(a), "due care" means at least the same level of care that a Buyer would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

                  (b) To the extent that any of the information furnished by the Company to the Buyers hereof would constitute material, nonpublic information for purposes of the Exchange Act, Buyers agree not to engage in any purchase or sale of securities while in possession of such information and prior to the time that such information is made generally known to the public and Buyers agree to use due care to prevent their officers, directors, partners, employees, counsel and other representatives, who have been given access to such material, nonpublic information, from engaging in any such purchase or sale during such period.

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                "COMPANY"
                                HOMECOM COMMUNICATIONS, INC.



                                By:
                                   ---------------------------------------------
                                Name:  Harvey W. Sax
                                Its: Chairman of the Board and Chief Executive Officer


                                "BUYER"
                                CPR (USA), INC.



                                By:
                                   ---------------------------------------------
                                Name:  Steven S. Rogers
                                Title: Managing Director


                                "BUYER"
                                LIBERTYVIEW FUNDS, L.P.



                                By:
                                   ---------------------------------------------
                                Name:  Steven S. Rogers
                                Title:


                                "BUYER"
                                LIBERTYVIEW FUND, L.L.C.



                                By:
                                   ---------------------------------------------
                                Name:   Steven S. Rogers
                                Title:

                               SCHEDULE OF BUYERS


-----------------------------------------------------------------------------------------------------------


                                                                                         NUMBER OF SERIES B
BUYER'S NAME                         ADDRESS/FACSIMILE NUMBER OF BUYER                   PREFERRED SHARES
-----------------------------------------------------------------------------------------------------------

                                     c/o LibertyView Capital Management                         62.5
CPR (USA), Inc.                      101 Hudson Street, Suite 3700
                                     Jersey City, NJ 07302

-----------------------------------------------------------------------------------------------------------
LibertyView Funds, L.P.              c/o LibertyView Capital Management                           50
                                     101 Hudson Street, Suite 3700
                                     Jersey City, NJ 07302

-----------------------------------------------------------------------------------------------------------
                                     c/o LibertyView Capital Management                         12.5
LibertyView Fund, L.L.C.             101 Hudson Street, Suite 3700
                                     Jersey City, NJ 07302

-----------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3(C)

                                 CAPITALIZATION

Outstanding Warrants:
--------------------

Ladenburg Thalmann & Co., Inc.                         100,000       $    7.20         May 12, 2002
First Granite Securities, Inc.                          75,000       $    4.00         October 27, 2000
First Granite Securities, Inc.                         200,000       $    6.00         October 27, 2000
Dominion Capital Fund, LTD,
         Sovereign Partners, LP,
         and Southridge Capital, Inc.                   62,500       $14.50625         December 31, 2000
Dominion Capital Fund, LTD,
         Sovereign Partners, LP,
         and Southridge Capital, Inc.                   62,500       $  15.825         December 31, 2000
FIMI principals                                        300,000       $  3.7375         March 9, 2004

Employee Stock Options                              approximately  approximately
                                                       750,000       $    4.50
Obligations to Register Securities:
FIMI principals                                        626,087

                                  SCHEDULE 3(E)

                                    CONFLICTS


None.

                                  SCHEDULE 3(F)

                              FINANCIAL STATEMENTS

         Reference is made to all public filings made by the Company with the SEC available at http://www.sec.gov/.

                                  SCHEDULE 3(H)

                                   LITIGATION


None.

                                  SCHEDULE 3(N)

                                      LIENS


None.

                                  SCHEDULE 3(P)

                                   TAX STATUS


None.

                                  SCHEDULE 4(D)

                                 USE OF PROCEEDS


Working capital.